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                                                                    Exhibit 23.2









                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 18, 2002, with respect to the financial statements of Goodman Fielder Limited included in the Registration Statement (Form F-4 to be filed on or about July 16, 2003) and related Prospectus of Burns, Philp & Company Limited for the registration of $210,000,000, 10 3/4% Series B Senior Subordinated Notes due 2011.


                                                /s/ Ernst & Young

                                                    Ernst & Young




Sydney, Australia
July 16, 2003